UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006 (February 10, 2006)
LUMINEX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30109	74-2747608

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 10, 2005, after consideration of presentations and recommendations of management and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved certain resolutions regarding 2005 Performance Bonuses:
     The fiscal 2005 performance bonuses for the Company’s named executive officers were approved as follows, based upon the achievement of specified Company and individual performance objectives and pursuant to previously filed employment agreements:

Name	Title	Bonus Amount
Patrick J. Balthrop	Chief Executive Officer and President	$400,000
Harriss T. Currie	Vice President, Finance and Chief Financial Officer	$128,071
Randel S. Marfin	Vice President, Sales & Business Development	$127,915
James W. Jacobson	Vice President, Research and Development	$126,573
Oliver H. Meek	Vice President, Manufacturing	$103,898
David S. Reiter	Vice President, General Counsel and Corporate Secretary	$125,842

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: February 15, 2006	By:	/s/ Harriss T. Currie
Harriss T. Currie
Vice President, Finance and Chief Financial Officer